UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 10, 2026

INTERNATIONAL STEM CELL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51891	20-4494098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9745 Businesspark Ave, San Diego, California 92131

(Address of principal executive offices, including zip code)

(760) 940-6383

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 10, 2026 (the “signing date”), International Stem Cell Corporation, a Delaware corporation (the “Company” or “Parent”), International Stem Cell Corporation, a California corporation (“Intermediate” and, together with Parent, “Seller”), Lifeline Cell Technology, LLC, a California limited liability company (“LCT”), and American Type Culture Collection, Inc., a District of Columbia corporation (“Purchaser”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”). Pursuant to the Purchase Agreement, Seller agreed to sell, assign, transfer, convey and deliver to Purchaser, or its designated affiliate, 100% of the issued and outstanding limited liability company interests of LCT, free and clear of all liens other than restrictions under applicable securities laws, and Purchaser agreed to acquire such interests, in each case on the terms and subject to the conditions set forth in the Purchase Agreement. LCT’s business relates to the development, manufacture, marketing and sale of biological materials and reagents, including primary human cells, stem cells, and cell culture media and reagents for use in scientific research.

The aggregate purchase price for the membership interests is $25.0 million, subject to adjustment based on estimated net working capital, estimated closing date cash and estimated closing date indebtedness. The cash consideration payable to Seller at closing will equal the purchase price, less the escrow amount required to be deposited with the escrow agent. The escrow amount consists of a $100,000 adjustment escrow amount and a $2.5 million indemnity escrow amount. The Purchase Agreement provides for a post-closing adjustment process under which Purchaser is required to deliver a closing statement within 90 days after closing, Seller may dispute the closing statement within 30 days after delivery, and unresolved disputes are submitted to a nationally recognized financial services firm reasonably acceptable to Purchaser and Seller. Any final positive adjustment amount is payable by Purchaser to Seller, and any final negative adjustment amount is recoverable first from the adjustment escrow fund and, to the extent the adjustment exceeds that fund, payable by Seller to Purchaser.

The closing is expected to occur in the third fiscal quarter of 2026 and is subject to customary closing conditions. In addition, Seller will file an information statement reflecting the receipt of stockholder approval, which shall be filed no later than 10 business days following the signing date.

The Purchase Agreement contains customary representations and warranties by Seller, LCT and Purchaser. In addition, the Purchase Agreement contains customary covenants, including covenants requiring Seller and LCT to use commercially reasonable efforts to conduct the business in the ordinary course, preserve the business organization and preserve material relationships, subject to specified exceptions. The Purchase Agreement also contains customary restrictive covenants, restricting Seller and LCT from taking certain actions during the pre-closing period without Purchaser’s consent. Seller is also subject to a non-solicitation covenant prohibiting solicitation of competing strategic transactions during the period from signing until closing or termination of the Purchase Agreement, subject to limited exceptions.

The Purchase Agreement includes restrictive covenants applicable for five years after closing, including covenants prohibiting Seller and its affiliates from soliciting specified business employees or consultants, interfering with specified business relationships of LCT, and engaging in LCT’s business within the applicable geographic area, subject to a customary passive investment exception. The Purchase Agreement also includes mutual non-disparagement provisions subject to customary exceptions.

The obligations of the parties to consummate the transaction are subject to customary mutual closing conditions, including the absence of any governmental order prohibiting the transaction and the absence of any governmental litigation challenging the transaction. The agreement contains customary indemnification obligations.

In connection with the Purchase Agreement, the stockholders of Seller identified as requisite holders holding more than 50% of the outstanding voting power of Seller entered into support agreements, dated July 10, 2026, pursuant to which they agreed to vote all of their shares of Seller’s capital stock in favor of the transaction, subject to the terms and conditions set forth in the support agreements. Each support agreement also grants Purchaser an irrevocable proxy to vote the applicable stockholder’s shares in favor of the transaction if such stockholder fails to deliver voting instructions consistent with its support agreement, and restricts the stockholder from transferring or encumbering its shares prior to termination of the support agreement, subject to limited exceptions. Seller is required to obtain a written stockholder consent from the requisite holders no later than 24 hours after execution of the Purchase Agreement and to file a preliminary information statement with the SEC within 10 business days after the date of the Purchase Agreement.

Further, Purchaser and Seller also entered into a transition services agreement to be effective upon the closing, whereby Seller and Purchaser will provide transition services for a specified period of time.

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The Purchase Agreement may be terminated before closing by mutual written consent of Purchaser and LCT or by either Purchaser or LCT if the transaction has not been consummated within 60 days after the date of the Purchase Agreement, subject to specified limitations and an automatic extension to ten business days following completion of SEC review or clearance if the failure to close is attributable to review of, or delay in clearance or effectiveness of, any SEC filing, registration statement or other submission required in connection with the transaction. The Purchase Agreement may also be terminated by either party in customary circumstances. In the event of termination, the Purchase Agreement generally becomes void, subject to survival of specified provisions and without relieving any party from liability for fraud or willful and material breach before termination.

The foregoing summaries of the Purchase Agreement and Support Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreement, which agreements are filed as Exhibits 2.1 and 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1†	Membership Interest Purchase Agreement, dated July 10, 2026, by and among International Stem Cell Corporation, International Stem Cell Corporation, Lifeline Cell Technology, LLC, a California limited liability company, and American Type Culture Collection, Inc.

10.1	Form of Support Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC; provided, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL STEM CELL CORPORATION

By:	/s/ Russell Kern
Russell Kern
Executive Vice President, Chief Scientific Officer and Principal Financial Officer

Dated: July 16, 2026

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